Exhibit (4)(aa)
CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
GMIB RIDER SCHEDULE

GMIB Effective Date:	[May 1, 2008]

Minimum Age for GMIB Rider:	[45]

Maximum Age for GMIB Rider:	[75]
Restrictions on Owners:
[Only spouses may be Co-Owners. If there are Co-Owners, they also must be Joint Annuitants. If the Owner is a non-natural person, a Co-Owner is not permitted.]
Restrictions on Annuitants:
[If the Owner is an individual natural person, then the Annuitant must be the Owner. Only spouses may be Joint Annuitants.]
Waiver of Contract Provisions:
The following Contract Provisions are waived while the No Lapse Guarantee for this Rider is in effect:
[1]	[the Inactive Contract provision in the General Provisions section of the Base Contract; and]

[2]	[the Minimum Surrender Value after a partial withdrawal requirement in the Withdrawals section of the Contract Schedule, except if You request a withdrawal that causes the No Lapse Guarantee Withdrawal Limit (as described in the No Lapse Guarantee section of this GMIB Rider Schedule) to be exceeded.]
Allocation Guidelines and Restrictions:
[Unless You agree to participate in another investment program which We may make available to satisfy the Allocation Guidelines and Restrictions, You must participate in a [quarterly] Rebalancing Program and provide Us with written instructions that comply with the following:
(1)	You must allocate at least [40]%, but not more than [70]% of Your total allocations among [subaccounts] in the following Investment Categories: [Large Cap] [Mid Cap] [Small Cap] [International]

(2)	You must allocate no more than [40]% of Your total allocations among the following Investment Categories: [Small Cap] [International] [Alternative] [Money Market]

ML115-5(4/08)	SPECIMEN

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
(3)	You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.
GMIB RIDER SCHEDULE (Continued)
(4)	You must choose a periodic Rebalancing Date [from the 1st through the 28th day of the month.]

(5)	You must schedule Your first Rebalancing Date to begin within [95] days from the GMIB Effective Date.

(6)	You agree to furnish new allocation instructions that comply with (1) — (3) above prior to any future closure or elimination of a [subaccount] in which You are invested.
You may request to change Your instructions while this Rider is in effect provided that each request complies with (1) — (4) above.
On a GMIB Effective Date following the Contract Date and each [quarterly] Rebalancing Date thereafter, We will automatically reallocate Your [Account Value] to maintain the percentage allocation among the [subaccounts] that You have selected.
You must allocate any additional Premiums in accordance with the [subaccounts] and percentages You have selected.
You may request to transfer among [subaccounts] while this Rider is in effect provided that each request results in an allocation of Your [Account Value] that complies with (1) and (2) above as of the end of the last Valuation Period preceding receipt of Your request.
Only pro-rata withdrawal requests affecting all [subaccounts] in which You are invested will be accepted while this Rider is in effect.
[We reserve the right to impose additional limitations on Your ability to allocate to or make transfers involving any designated [subaccounts] made available in the future.] ]
GMIB Base:
The GMIB Base is used solely to determine the Guaranteed Minimum Income Benefit and does not establish or guarantee a Contract Value, cash value, minimum Death Benefit or minimum return for any investment option.
The GMIB Base is equal to the greater of the GMIB Maximum Anniversary Value (MAV) Base and the GMIB Roll-Up Base.
GMIB MAV Base: The GMIB MAV Base is equal to the greatest of the Anniversary Values.
An Anniversary Value is equal to (a) plus (b) minus (c), but not less than zero, where:
(a)	is the Contract Value (minus the value of any amounts in Excluded Accounts)

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
on the GMIB Effective Date, and on each subsequent Contract Anniversary, is [the highest of] the Contract Value (minus the value of any amounts in Excluded Accounts) on such anniversary [or on any of the preceding eleven Monthaversaries]; and
GMIB RIDER SCHEDULE (Continued)
(b)	is the sum of all Additional Premiums allocated to, and all amounts transferred from Excluded Accounts into, any [subaccounts] other than Excluded Accounts, since the date of the highest Contract Value (minus the value of any amounts in Excluded Accounts) used in the last Anniversary Value calculation; and

(c)	is the sum of all “adjusted” withdrawals from, and all amounts transferred into Excluded Accounts from, any [subaccounts] other than Excluded Accounts, since the date of the highest Contract Value (minus the value of any amounts in Excluded Accounts) used in the last Anniversary Value calculation.
Each “adjusted” withdrawal is equal to the amount of such withdrawal from any [subaccounts] other than Excluded Accounts multiplied by (a) and divided by (b), where:
(a)	is the GMIB MAV Base immediately prior to the withdrawal; and

(b)	is the [Account Value] (minus any amounts in Excluded Accounts) immediately prior to the withdrawal.
[If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary for purposes of calculating Monthaversary Values.]
[In any Contract Year in which there is a change of Owner (other than as the result of either the removal of an Owner or exercise of the Spousal Beneficiary Continuation Option), only the Contract Value (minus any amounts in Excluded Accounts) on the Anniversary, and not on the preceding eleven Monthaversaries, will be used in the Anniversary Value calculation.]
We will calculate an Anniversary Value on the GMIB Effective Date and on each Contract Anniversary thereafter through the earlier of the GMIB MAV Base Limitation Date and the date You exercise GMIB.
The GMIB MAV Base Limitation Date is [the Contract Anniversary on or following the oldest Annuitant’s [85th] birthday.]
If there is a change of Annuitant and this Rider continues in effect, the GMIB MAV Base Limitation Date will be reset based on the new Annuitant’s age if the following conditions apply:
(i)	on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant; and

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
(ii)	the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

The GMIB MAV Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.
GMIB RIDER SCHEDULE (Continued)
GMIB Roll-Up Base: Prior to the Contract Anniversary of the first Optional (GMIB Roll-Up Base) Reset, if any, the GMIB Roll-Up Base is equal to (a) plus (b) minus (c), but not less than zero, where:
(a)	is the Contract Value on the GMIB Effective Date[, plus any Additional Premium received prior to the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date,] allocated to any [subaccounts] other than Excluded Accounts, with interest compounded daily from the GMIB Effective Date at an annual rate of [6]%; and

(b)	is the sum of all Additional Premiums [received on or after the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date] allocated to any [subaccounts] other than Excluded Accounts, plus all amounts transferred from Excluded Amounts into any [subaccounts] other than Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [6]%; and

(c)	is the sum of all “adjusted” withdrawals from, and all amounts transferred into Excluded Accounts from, any [subaccounts] other than Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [6]%.
On and after the Contract Anniversary when an Optional (GMIB Roll-Up Base) Reset is requested, the GMIB Roll-Up Base is equal to (a) plus (b) minus (c), but not less than zero, where:
(a)	is the GMIB MAV Base on the Contract Anniversary of the most recent Optional Reset allocated to any [subaccounts] other than Excluded Accounts, with interest compounded daily from such Contract Anniversary at an annual rate of [6]%; and

(b)	is the sum of all Additional Premiums received on or after the Contract Anniversary of the most recent Optional Reset allocated to any [subaccounts] other than Excluded Accounts, plus all amounts transferred from Excluded Amounts into any [subaccounts] other than Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [6]%; and

(c)	is the sum of all “adjusted” withdrawals from, and all amounts transferred into Excluded Accounts from, any [subaccounts] other than Excluded Accounts, on

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
or after the Contract Anniversary of the most recent Optional Reset, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [6]%.
Each “adjusted” withdrawal is equal to the amount of such withdrawal from any [subaccounts] other than Excluded Accounts multiplied by an adjustment factor:
GMIB RIDER SCHEDULE (Continued)
(1)	if the total of all withdrawals from any [subaccounts] other than Excluded Accounts during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the adjustment factor is 1.0; or

(2)	if the total of all withdrawals from any [subaccounts] other than Excluded Accounts during the Contract Year, including the amount of the requested withdrawal, is greater than [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the adjustment factor is (a) divided by (b) where:
(a)	is GMIB Roll-Up Base immediately prior to such withdrawal; and

(b)	is the [Account Value] (minus any amounts in Excluded Accounts) immediately prior to such withdrawal.
[Required Minimum Distribution (RMD): If You are required to take withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code You must notify Us in writing.
If We receive such written notification and if We determine that the RMD for Your Contract is greater than [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, then the adjustment factor is 1.0 for any such withdrawal provided the total of all withdrawals from any [subaccounts] other than Excluded Accounts during the Contract Year, including the amount of the requested withdrawal, does not exceed the RMD for Your Contract.]
For purposes of compounding interest in GMIB Roll-Up Base above, such interest shall accrue until the earlier of the GMIB Roll-Up Base Limitation Date or the date You exercise GMIB. No interest shall accrue thereafter.
The GMIB Roll-Up Base Limitation Date is [the Contract Anniversary on or following the oldest Annuitant’s [85th] birthday.]
If there is a change of Annuitant and this Rider continues in effect, the GMIB Roll-Up Base Limitation Date will be reset based on the new Annuitant’s age if the following

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
conditions apply:
(i)	on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant; and

(ii)	the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.
The GMIB Roll-Up Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.
GMIB RIDER SCHEDULE (Continued)
[Optional Reset:
On each Contract Anniversary up to and including the Contract Anniversary on or following the oldest Annuitant’s [75th] Birthday, the Owner can request that the GMIB Roll-Up Base be reset to equal GMIB MAV Base on such Anniversary, if higher. Upon each such reset, the First Exercise Anniversary Date will also be redetermined as noted below.
The Owner’s request must be by written notification to Our Service Center and must be received no later than [30] days following such Anniversary. We may permit the Owner to make a single election of Optional Resets for a number of consecutive years.]
GMIB Exercise Period:
You may exercise GMIB on or during the [30] day period following each Contract Anniversary beginning with the First Exercise Anniversary Date and ending with the Last Exercise Anniversary Date.
           First Exercise Anniversary Date:
The [10th] Contract Anniversary following [the later of] the GMIB Effective Date [or the effective date of any Optional Reset].
           Last Exercise Anniversary Date:           [May 1, 2033]
The Contract Anniversary on or following the oldest Annuitant’s [85th] birthday.
           Last Exercise Date:                                  [May 31, 2033]
The [30th] day following the Last Exercise Anniversary Date.
           Annuity Options Available on Exercise of GMIB:
[Life Annuity]
[Joint and Survivor Life Annuity]
[Life Annuity with Payments Guaranteed for 10 Years]
[Joint and Survivor Life Annuity with Payments Guaranteed for 10 Years]

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
Excluded Accounts:
[None]
We reserve the right to add or delete a [subaccount] from the list of Excluded Accounts if such [subaccount] is added or deleted as an investment option.
Change of Annuitant:
If there is a change of Annuitant, this Rider will terminate unless the Annuitant is changed under any of the circumstances described below:
[(1)]	[the Annuitant is changed to a person who was not younger than the Minimum Age for GMIB Rider nor older than the Maximum Age for GMIB Rider on the GMIB Effective Date; or]
GMIB RIDER SCHEDULE (Continued)
[(2)]	[the Annuitant is changed to an Eligible Spousal Beneficiary who was not younger than the Minimum Age for GMIB Rider on the [Spousal Continuation Date].]
If there is a change of Annuitant, this Rider will terminate if the recalculated Last Exercise Date is earlier than the date of the change of Annuitant.
Change of Owner:
If there is a change of Owner or an assignment of this Contract (in states where applicable), this Rider will terminate unless the Owner is changed under any of the circumstances described below:
[(1)]	[a spouse of the current Owner is added as an Owner and was not younger than the Minimum Age for GMIB Rider nor older than the Maximum Age for GMIB Rider on the effective date of the change of Owner; or]

[(2)]	[a spouse of the current Owner is removed as an Owner; or]

[(3)]	[as the result of the creation or termination of a trust, the life (or lives) upon which payment of the GMIB Amount is based has not changed; or]

[(4)]	[an Eligible Spousal Beneficiary becomes the Owner while this Rider is still available and was not younger than the Minimum Age for GMIB Rider on the [Spousal Continuation Date].]
No Lapse Guarantee:
Provided that the sum of all withdrawals from [subaccounts] other than Excluded Accounts has not exceeded the No Lapse Guarantee Withdrawal Limit (described below) during each Contract Year following the GMIB Effective Date [prior to the First Exercise Anniversary Date], the following will occur on any date the Account Value is reduced to zero:
(1)	an Annuity Date no earlier than the next Contract Anniversary will be set; and

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
(2)	the GMIB Base less any applicable premium taxes as of such date will be applied to the GMIB Annuity Option Payout Rates for the Annuity Option You select based on the age and sex (where permissible) of the Annuitant; and
(3)	all riders attached to the Base Contract will terminate.
Any withdrawal which causes total withdrawals in any Contract Year to exceed the No Lapse Guarantee Withdrawal Limit will irrevocably terminate the No Lapse Guarantee.
No Lapse Guarantee Withdrawal Limit: For each Contract Year, the No Lapse Guarantee Withdrawal Limit is [6]% of the GMIB Roll-Up Base attributable to the beginning of the Contract Year.
[If We receive written notification that You are required to take withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code and if We determine that the RMD for Your Contract exceeds [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the No Lapse Guarantee Withdrawal Limit will be extended to such RMD amount.]
GMIB RIDER SCHEDULE (Continued)
GMIB Charge:

	Current	Maximum

GMIB Charge Percentage:	[0.75% annually]	[1.20% annually]
[The GMIB Charge is calculated on each Monthaversary as follows:
(i)	the GMIB Base is determined on the Monthaversary;

(ii)	that amount is multiplied by the current GMIB Charge Percentage;

(iii)	the resulting amount is divided by 12.
The sum of the GMIB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.
If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMIB Charges.
If the GMIB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMIB Charges calculated on any prior Monthaversary but not yet collected.]
[The GMIB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]
The [Contract Value and] Surrender Value [are] reduced by any GMIB Charges calculated but not yet collected.